UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2014

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151381	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do	465-250
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 1, 2014, Leo Motors, Inc., a Nevada Corporation (the “Company”) acquired all of the outstanding common stock of LGM Co. Ltd., a corporation incorporated in the Republic of Korea (“LGM”), from LGM’s shareholders, which represents  813,747 shares of LGM common stock, in exchange for  47,352,450 shares of the Company's common stock (the “Transaction”) pursuant to the Share Swap Agreement entered into by and between LGM and the Company (the “Agreement”). Pursuant to the Agreement, LGM became a wholly-owned subsidiary of the Company.

We hereby amend Item 9.01 of our current report on Form 8-K filed on July 8, 2014 to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b) within seventy one calendar days after the date on which the initial report on Form 8-K was required to be filed. Except as set forth in Item 9.01 below, no other changes are being made to our current report on Form 8-K filed on July 8, 2014.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

    LGM Co. Ltd condensed consolidated financial statements as of December 31, 2013 and December 31, 2012 (audited) and for the six months ended June 30, 2014 and related notes thereto.

(b)	Pro Forma Financial Information as of and for the six months ended June 30, 2014 and for the years ended December 31, 2013 and December 31, 2012, reflecting the Transaction.

(d)	Exhibits

Exhibit Number	Description
99.1	LGM Co. Ltd condensed consolidated financial statements as of December 31, 2013 and December 31, 2012 (audited) and for the six months ended June 30, 2014 and related notes thereto.

99.2	Pro Forma Financial Information as of and for the six months ended June 30, 2014 and for the year ended December 31, 2013 reflecting the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: September 17, 2014	By: /s/Shi Chul Kang
Shi Chul Kang
Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Chief Executive Officer